Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the quarterly report of Sharps Compliance Corp. (the “Company”) on Form 10-Q for the three  and six months ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof, I, David P. Tusa, Executive Vice President, Chief Financial Officer, Business Development and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)
The Form 10-Q report for the three and six months ended December 31, 2009, filed with the Securities and Exchange Commission on February 11, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Form 10-Q report for the three and six months ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of Sharps Compliance Corp.

By:  /s/ DAVID P. TUSA                                                                                      Date: February 11, 2010
David P. Tusa
Executive Vice President
Chief Financial Officer,
Business Development and
Corporate Secretary